Exhibit 32.1

The following statement is being furnished to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1349).

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

     Re:  Micro Interconnnect Technology, Inc.

Ladies and Gentlemen:

     In connection with the Annual Report of Micro Interconnect Technology, Inc. (the "Company") on Form 10-KSB\A for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, N. Edward Berg, President-CEO of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Micro Interconnect Technology, Inc. as of December 31, 2002.


Date:  September 23, 2003       /s/ N. Edward Berg
                                ---------------------------
                                N. Edward Berg
                                President-CEO
                                (chief executive and financial officer)